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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles E. Cauthen and Victor P. Patrick, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Walter Industries, Inc. Amended and Restated Employee Stock Purchase Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DONALD N. BOYCE Donald N. Boyce	Director	April 22, 2004
/s/ HOWARD L. CLARK, JR. Howard L. Clark, Jr.	Director	April 22, 2004
/s/ PERRY GOLKIN Perry Golkin	Director	April 22, 2004
/s/ JERRY W. KOLB Jerry W. Kolb	Director	April 22, 2004
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director	April 22, 2004
/s/ BERNARD G. RETHORE Bernard G. Rethore	Director	April 22, 2004
/s/ NEIL A. SPRINGER Neil A. Springer	Director	April 22, 2004
/s/ MICHAEL T. TOKARZ Michael T. Tokarz	Director	April 22, 2004

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  Exhibit 24
POWER OF ATTORNEY